EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  November 22, 2010

ESES HOLDINGS (FZE)

By:	/s/ Ahmed Shayan Fazlur Rahman
Name: Ahmed Shayan Fazlur Rahman
Title: Owner and Director

AHMED SHAYAN FAZLUR RAHMAN

By:	/s/ Ahmed Shayan Fazlur Rahman
Name: Ahmed Shayan Fazlur Rahman